Exhibit 23.03


                          Independent Auditor's Consent


We consent to the use in this Registration Statement of iSecuretrac Corp. and Subsidiaries on Form S-4 of our reports, dated September 26, 2003, February 6, 2003 and February 19, 2003, referred to and incorporated in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/  McKonly & Asbury LLP

Harrisburg, Pennsylvania
November 25, 2003